SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 10, 2004

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURES

          Item 5 of our Form 8-K dated March 10, 2004 is hereby amended to read in its entirety as follows:

Item 5. Other Events and Regulation FD Disclosure

          Due to circumstances beyond its control, the registrant has not been able to complete the projected financing described in Item 5 of its Form 8-K dated March 10, 2004. The registrant is in the process of restructuring this financing and will file a further amendment to its Form 8-K when and if the terms of such financing are finalized.

SIGNATURES

          Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: March 17, 2004	By:	/s/ Gary C. Huber

Gary C. Huber Vice President-Finance

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